Exhibit 99

News Release

Contact

Bev Fleming, Investor Relations

(312) 444-7811

or

Richard Jurek, Public Relations

(312) 444-5281

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS RECORD SECOND QUARTER 2006

EARNINGS OF $.76 PER SHARE, UP 12% FROM THE PRIOR YEAR.

(Chicago, July 19, 2006) Northern Trust Corporation today reported record net income per common share of $.76 for the second quarter of 2006, an increase of 12% from $.68 per share a year ago. Net income also increased 12% to a record $167.9 million, up from $150.0 million last year. This performance resulted in a return on average common equity of 18.0%, compared with 17.8% in the prior year quarter. Net income in the second quarter was reduced by $15 million ($.07 per share), resulting from tax reserve adjustments associated with Northern Trust’s leveraged leasing portfolio.

William A. Osborn, Chairman and Chief Executive Officer, commented, “Strong earnings continued in the second quarter. Revenues increased 15% over the prior year, driven by record trust, investment and other servicing fees, net interest income, and foreign exchange results. This revenue growth, together with effective expense management, generated excellent operating leverage, resulting in a 22% increase in pre-tax income. Assets under custody of $3.2 trillion rose 17%, while assets under management increased 9% to $640 billion. This quarter’s excellent results mark the sixth consecutive quarter of double-digit earnings per share growth.”

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SECOND QUARTER PERFORMANCE HIGHLIGHTS

Northern Trust’s second quarter consolidated revenues reached a record $792.3 million, up 15% from last year’s second quarter. Trust, investment and other servicing fees of $452.8 million increased 13% from the second quarter of last year. Trust, investment and other servicing fees represented 57% of second quarter revenues, and total fee-related income represented 75% of revenues. Net interest income was up 11% from a year ago to $199.0 million and foreign exchange trading income was up 64% to $84.4 million, both reaching record levels.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) in the quarter increased 15% to $259.9 million from the year-ago quarter reflecting growth in all major products and services, new business, and improved equity markets. Custody and fund administration fees in the second quarter totaled $121.3 million, up 16% from the prior year, reflecting strong growth in our international business. Securities lending fees totaled $60.9 million, up 30% compared with last year’s second quarter, reflecting higher volumes and improved spreads on the investment of cash collateral. Fees from asset management grew 4% to $62.3 million. C&IS assets under custody totaled $2.93 trillion at June 30, 2006, up 18% from a year ago, and include $1.44 trillion of global custody assets, a 33% increase compared with a year ago. C&IS assets under management totaled $517.1 billion, an 8% increase from the prior year.

Trust, investment and other servicing fees from Personal Financial Services (PFS) in the quarter increased 10% and totaled $192.9 million compared with $175.4 million a year ago. The increase in PFS fees resulted primarily from improved equity markets and new business. Revenue growth continued to be broad-based, with all states and the Wealth Management Group reporting year-over-year increases in fees. PFS assets under custody totaled $234.9 billion at June 30, 2006, compared with $213.9 billion at June 30, 2005. Of the total PFS assets under custody, $123.0 billion is managed by Northern Trust compared with $111.5 billion at June 30, 2005.

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SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

Foreign exchange trading income reached a record $84.4 million, up 64% from the prior year quarter. The record results reflect continued strong client volumes and higher market volatility. Treasury management fees in the quarter were $16.7 million compared with $18.4 million in the same quarter last year. This decrease was offset by improved net interest income as clients (consistent with historical experience in a higher interest rate environment) opted to pay for services via compensating balances. Record revenues from security commissions and trading income equaled $16.0 million, up 12% from the prior year, driven by strong growth in core brokerage services. Other operating income was $23.2 million for the second quarter compared with $21.1 million in the same period last year.

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled a record $199.0 million, up 11% from $179.8 million reported in the prior year quarter. The increase reflects higher levels of average earning assets, with the net interest margin of 1.73% down slightly from 1.74% in the prior year quarter. Average earning assets of $46.1 billion were 11% higher than a year ago, driven by growth in securities, short term money market assets and loans and leases.

The reserve for credit losses at June 30, 2006 of $143.5 million increased $3.6 million from the March 31, 2006 balance. The provision for credit losses was $3.0 million in the current quarter compared with no provision in the prior year quarter. Net recoveries in the quarter totaled $.6 million compared with net charge-offs of $.8 million in the second quarter last year. Nonperforming loans totaled $30.1 million at June 30, 2006, as compared with $31.1 million at March 31, 2006 and $30.1 million at June 30, 2005. The reserve for credit losses of $143.5 million included $10.0 million allocated to loan commitments and other off-balance sheet exposures. The remaining $133.5 million reserve assigned to loans and leases at June 30, 2006 represented a reserve to loan ratio of .63%, compared with .65% at March 31, 2006 and ..65% a year ago. Nonperforming loans of $30.1 million at quarter-end represented .14% of total loans and leases and were covered 4.4 times by the assigned reserve.

Noninterest expenses totaled $492.0 million for the quarter, up 11% from $441.6 million in the year-ago quarter.

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SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

Compensation and employee benefit expenses totaled $277.0 million, up $31.1 million or 13% compared with last year. The current quarter increase was driven by higher performance-based compensation, increased staff levels, annual salary increases, and higher employment taxes and pension and health care costs. The increase also reflects $2.7 million in expense associated with the adoption on January 1, 2006 of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.” Staff on a full-time equivalent basis at June 30, 2006 totaled approximately 9,300, up 4% from a year ago.

Other expense categories totaled $215.0 million, up $19.3 million or 10% from $195.7 million last year. The current quarter increase reflects higher expenses for occupancy, consulting services, fees for global subcustody and computer software amortization. Higher occupancy expense included a $4.8 million charge relating to the decision to exit certain leased property prior to the end of the lease term.

Total income tax expense for the quarter was $113.3 million representing an effective rate of 40.3%. This compares with $81.1 million in the prior year, representing an effective rate of 35.1%. In the second quarter, Northern Trust increased by approximately $11 million its tax reserves related to structured lease transactions. The decision to increase tax reserves reflects Northern Trust’s evaluation of recent developments in the industry relating to this matter.

The recently enacted Tax Increase Prevention and Reconciliation Act (TIPRA) legislation repealed the exclusion from federal income taxation of certain income generated by a form of a leveraged lease known as an Ownership Foreign Sales Corporation (OFSC) transaction. Lease accounting standards require that the cumulative effect of a change in a significant assumption that impacts the cash flows of a leveraged lease, such as a tax law change, be recognized in the period in which the change occurs. The cumulative effect resulted in a net after tax adjustment of $4.0 million.

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BALANCE SHEET

Balance sheet assets averaged $52.7 billion for the quarter, up 13% from last year’s second quarter average of $46.7 billion. The securities portfolio averaged $11.3 billion, up 16% from last year, while loans and leases averaged $20.4 billion, up 9%. Money market assets increased 12% from the prior year and averaged $14.4 billion for the quarter. The increase in earning assets was primarily funded by growth in foreign office deposits and other short-term borrowings.

Residential mortgages averaged $8.5 billion in the quarter, up 4% from the prior year’s second quarter, and represented 42% of the total average loan and lease portfolio. Commercial and industrial loans averaged $4.1 billion, up 14% from $3.6 billion last year, while personal loans averaged $3.0 billion, up 8% from last year’s second quarter.

Common stockholders’ equity averaged a record $3.7 billion, up 11% from last year’s second quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation’s share buyback program. During the quarter, the Corporation repurchased 1.1 million shares at a cost of $63.0 million ($57.54 average price per share). An additional 1.4 million shares are authorized for repurchase after June 30, 2006 under the previously announced share buyback program.

SIX-MONTH PERFORMANCE HIGHLIGHTS

Six-month performance information reflects the results of operations of the FSG businesses subsequent to their acquisition on March 31, 2005. Net income per common share of $1.49 for the six months ended June 30, 2006 was 14% higher than the $1.31 reported in 2005. Net income was $330.9 million compared with $289.1 million earned last year and resulted in a return on average common equity of 18.13% and a return on average assets of 1.30%.

Revenues of $1.54 billion were up 17% from the $1.31 billion last year. Trust, investment and other servicing fees were $895.3 million for the period, up 18% compared with $759.3 million last year. Trust, investment and other servicing fees represented 58% of revenues and total fee-related income represented 75% of total revenues.

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SIX-MONTH PERFORMANCE HIGHLIGHTS (continued)

Trust, investment and other servicing fees from C&IS increased 25% to $512.9 million from $411.2 million a year ago. Custody and fund administration fees increased 36% to $245.9 million for the year, reflecting strong growth in global fees. Securities lending fees totaled $109.2 million compared with $80.9 million last year primarily reflecting higher volumes and improved investment spreads on the investment of cash collateral, while fees from asset management grew 6% to $125.8 million.

Trust, investment and other servicing fees from PFS increased 10% and totaled $382.4 million compared with $348.1 million last year. The increase resulted primarily from improved equity markets and new business. Revenue growth was broad-based, with all states and the Wealth Management Group reporting year-over-year increases in fees.

Foreign exchange trading income was $140.2 million in the period compared with $89.8 million last year. Treasury management fees were $33.7 million, down 11% from the prior year. The majority of this decrease was offset by improved net interest income as clients opted to pay for services via compensating balances. Revenues from security commissions and trading income were $31.6 million compared with $28.5 million in the prior year. Other operating income was $44.6 million for the period compared with $41.2 million last year.

Net interest income, stated on a fully taxable equivalent basis, totaled $389.6 million, an increase of 11% from the $351.5 million reported in the prior year period. The net interest margin of 1.76% was unchanged from the prior period. Total average earning assets of $44.6 billion were 11% higher than a year ago.

The provision for credit losses was $7.0 million for the first six months compared with no provision in 2005. Net recoveries totaled $.5 million compared with $.4 million of net charge-offs in 2005.

Noninterest expenses totaled $965.3 million for the period, up 15% from $836.6 million a year-ago. Compensation and employee benefits of $549.0 million represented 57% of total

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SIX-MONTH PERFORMANCE HIGHLIGHTS (continued)

operating expenses and included $12.9 million of expense associated with stock options. The current period expenses also reflect annual salary increases and higher performance-based compensation, employment taxes, pension and health care costs.

Other expense categories totaled $416.3 million for the period, up 14% from $366.1 million in 2005. The increase primarily reflects higher expenses for occupancy, consulting and other professional services, fees for global subcustody services, business promotion and amortization expense of intangible assets.

Total income tax expense was $200.7 million for the six months ended June 30, 2006, representing an effective rate of 37.8%. This compares with $153.8 million in income tax expense and an effective rate of 34.7% for 2005. The current period tax provision includes the second quarter 2006 increase in tax reserves for structured lease transactions and the charge relating to the impact of the TIPRA.

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments in litigation and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “strategy,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because

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FORWARD-LOOKING STATEMENTS (continued)

the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2005 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including economic, operating, investment performance and fiduciary, regulation, litigation, strategic, and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s second quarter earnings conference call will be webcast live on July 19, 2006. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CDT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 1:00 p.m. CDT on July 19, 2006 through 6:00 p.m. CDT on July 26, 2006. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	SECOND QUARTER
	2006	2005	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$452.8	$402.1	13%
Foreign Exchange Trading Income	84.4	51.6	64
Treasury Management Fees	16.7	18.4	(9)
Security Commissions & Trading Income	16.0	14.4	12
Other Operating Income	23.2	21.1	9
Investment Security Transactions	0.2	—	—

Total Noninterest Income	593.3	507.6	17

Interest Income (Taxable Equivalent)	556.9	409.5	36
Interest Expense	357.9	229.7	56

Net Interest Income (Taxable Equivalent)	199.0	179.8	11

Total Revenue (Taxable Equivalent)	792.3	687.4	15

Noninterest Expenses
Compensation	221.1	197.0	12
Employee Benefits	55.9	48.9	14
Occupancy Expense	39.2	32.7	20
Equipment Expense	19.6	20.6	(5)
Other Operating Expenses	156.2	142.4	10

Total Noninterest Expenses	492.0	441.6	11

Provision for Credit Losses	3.0	—	—
Taxable Equivalent Adjustment	16.1	14.7	10

Income before Income Taxes	281.2	231.1	22
Provision for Income Taxes	113.3	81.1	40

NET INCOME	$167.9	$150.0	12%

Per Common Share
Net Income
Basic	$0.77	$0.69	12%
Diluted	0.76	0.68	12

Return on Average Common Equity	18.05%	17.84%
Average Common Equity	$3,732.0	$3,373.8	11%
Return on Average Assets	1.28%	1.29%

Common Dividend Declared per Share	$0.23	$0.21	10%

Average Common Shares Outstanding (000s)
Basic	217,786	218,114
Diluted	221,589	221,335
Common Shares Outstanding (EOP)	217,914	218,362

(*)	Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

Note:	Certain reclassifications have been made to prior periods’ consolidated financial statements to place them on a basis comparable with the current period’s consolidated financial statements.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	SIX MONTHS
	2006	2005	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$895.3	$759.3	18%
Foreign Exchange Trading Income	140.2	89.8	56
Treasury Management Fees	33.7	38.1	(11)
Security Commissions & Trading Income	31.6	28.5	11
Other Operating Income	44.6	41.2	8
Investment Security Transactions	0.3	0.1	127

Total Noninterest Income	1,145.7	957.0	20

Interest Income (Taxable Equivalent)	1,049.3	767.3	37
Interest Expense	659.7	415.8	59

Net Interest Income (Taxable Equivalent)	389.6	351.5	11

Total Revenue (Taxable Equivalent)	1,535.3	1,308.5	17

Noninterest Expenses
Compensation	437.8	375.2	17
Employee Benefits	111.2	95.3	17
Occupancy Expense	74.3	63.0	18
Equipment Expense	39.2	39.9	(2)
Other Operating Expenses	302.8	263.2	15

Total Noninterest Expenses	965.3	836.6	15

Provision for Credit Losses	7.0	—	—
Taxable Equivalent Adjustment	31.4	29.0	8

Income before Income Taxes	531.6	442.9	20
Provision for Income Taxes	200.7	153.8	31

NET INCOME	$330.9	$289.1	14%

Per Common Share
Net Income
Basic	$1.52	$1.32	15%
Diluted	1.49	1.31	14

Return on Average Common Equity	18.13%	17.46%
Average Common Equity	$3,679.9	$3,339.4	10%
Return on Average Assets	1.30%	1.29%

Common Dividends Declared per Share	$0.46	$0.42	10%

Average Common Shares Outstanding (000s)
Basic	217,716	218,283
Diluted	221,533	221,496
Common Shares Outstanding (EOP)	217,914	218,362

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	SECOND QUARTER 2006	FIRST QUARTER 2006	% Change
Noninterest Income
Trust, Investment and Other Servicing Fees	$452.8	$442.5	2%
Foreign Exchange Trading Income	84.4	55.8	51
Treasury Management Fees	16.7	17.0	(2)
Security Commissions & Trading Income	16.0	15.6	3
Other Operating Income	23.2	21.4	8
Investment Security Transactions	0.2	0.1	N/M

Total Noninterest Income	593.3	552.4	7

Interest Income (Taxable Equivalent)	556.9	492.4	13
Interest Expense	357.9	301.8	19

Net Interest Income (Taxable Equivalent)	199.0	190.6	4

Total Revenue (Taxable Equivalent)	792.3	743.0	7

Noninterest Expenses
Compensation	221.1	216.7	2
Employee Benefits	55.9	55.3	1
Occupancy Expense	39.2	35.1	12
Equipment Expense	19.6	19.6	—
Other Operating Expenses	156.2	146.6	7

Total Noninterest Expenses	492.0	473.3	4

Provision for Credit Losses	3.0	4.0	(25)
Taxable Equivalent Adjustment	16.1	15.3	5

Income before Income Taxes	281.2	250.4	12
Provision for Income Taxes	113.3	87.4	30

NET INCOME	$167.9	$163.0	3%

Per Common Share
Net Income
Basic	$0.77	$0.75	3%
Diluted	0.76	0.74	3

Return on Average Common Equity	18.05%	18.22%
Average Common Equity	$3,732.0	$3,627.2	3%
Return on Average Assets	1.28%	1.33%

Common Dividend Declared per Share	$0.23	$0.23	—%

Average Common Shares Outstanding (000s)
Basic	217,786	217,646
Diluted	221,589	221,475
Common Shares Outstanding (EOP)	217,914	218,046

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	JUNE 30
	2006	2005	% Change (*)
Assets
Money Market Assets	$13,720.1	$12,625.8	9%
Securities
U.S. Government	12.8	33.3	(62)
Government Sponsored Agency and Other	9,599.9	7,357.7	30
Municipal	899.9	939.1	(4)
Trading Account	9.9	1.5	553

Total Securities	10,522.5	8,331.6	26
Loans and Leases	21,297.2	19,968.8	7

Total Earning Assets	45,539.8	40,926.2	11
Reserve for Credit Losses Assigned to Loans	(133.5)	(129.9)	3
Cash and Due from Banks	4,356.7	1,929.3	126
Trust Security Settlement Receivables	255.2	165.0	55
Buildings and Equipment, net	463.2	476.5	(3)
Other Nonearning Assets	2,844.5	2,888.5	(2)

Total Assets	$53,325.9	$46,255.6	15%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$7,933.3	$8,792.3	(10)%
Other Time	380.5	376.5	1
Foreign Office Time	23,324.5	17,237.6	35

Total Interest-Bearing Deposits	31,638.3	26,406.4	20
Borrowed Funds	5,653.1	3,592.7	57
Senior Notes and Long-Term Debt	3,226.4	3,697.7	(13)

Total Interest-Related Funds	40,517.8	33,696.8	20
Demand & Other Noninterest-Bearing Deposits	7,044.8	6,650.7	6
Other Liabilities	1,954.9	2,461.8	(21)

Total Liabilities	49,517.5	42,809.3	16
Common Equity	3,808.4	3,446.3	11

Total Liabilities and Stockholders’ Equity	$53,325.9	$46,255.6	15%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	JUNE 30 2006	MARCH 31 2006	% Change
Assets
Money Market Assets	$13,720.1	$12,821.1	7%
Securities
U.S. Government	12.8	13.0	(2)
Government Sponsored Agency and Other	9,599.9	10,199.7	(6)
Municipal	899.9	905.1	(1)
Trading Account	9.9	6.7	48

Total Securities	10,522.5	11,124.5	(5)
Loans and Leases	21,297.2	20,040.6	6

Total Earning Assets	45,539.8	43,986.2	4
Reserve for Credit Losses Assigned to Loans	(133.5)	(129.3)	3
Cash and Due from Banks	4,356.7	2,815.4	55
Trust Security Settlement Receivables	255.2	291.5	(12)
Buildings and Equipment, net	463.2	461.4	N/M
Other Nonearning Assets	2,844.5	2,769.8	3

Total Assets	$53,325.9	$50,195.0	6%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$7,933.3	$8,534.0	(7)%
Other Time	380.5	374.1	2
Foreign Office Time	23,324.5	19,067.4	22

Total Interest-Bearing Deposits	31,638.3	27,975.5	13
Borrowed Funds	5,653.1	6,268.5	(10)
Senior Notes and Long-Term Debt	3,226.4	3,205.9	1

Total Interest-Related Funds	40,517.8	37,449.9	8
Demand & Other Noninterest-Bearing Deposits	7,044.8	6,633.3	6
Other Liabilities	1,954.9	2,408.4	(19)

Total Liabilities	49,517.5	46,491.6	7
Common Equity	3,808.4	3,703.4	3

Total Liabilities and Stockholders’ Equity	$53,325.9	$50,195.0	6%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE	BALANCE SHEET ($ IN MILLIONS)

	SECOND QUARTER
	2006	2005	% Change (*)
Assets
Money Market Assets	$14,427.3	$12,908.8	12%
Securities
U.S. Government	177.6	33.3	433
Government Sponsored Agency and Other	10,168.3	8,750.2	16
Municipal	900.0	930.9	(3)
Trading Account	5.8	4.2	40

Total Securities	11,251.7	9,718.6	16
Loans and Leases	20,416.7	18,769.2	9

Total Earning Assets	46,095.7	41,396.6	11
Reserve for Credit Losses Assigned to Loans	(129.8)	(130.5)	(1)
Nonearning Assets	6,767.6	5,464.6	24

Total Assets	$52,733.5	$46,730.7	13%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$8,175.1	$8,730.6	(6)%
Other Time	400.9	368.9	9
Foreign Office Time	21,915.1	18,195.4	20

Total Interest-Bearing Deposits	30,491.1	27,294.9	12
Borrowed Funds	6,099.4	4,517.9	35
Senior Notes and Long-Term Debt	3,282.9	3,465.6	(5)

Total Interest-Related Funds	39,873.4	35,278.4	13
Demand & Other Noninterest-Bearing Deposits	6,552.9	5,766.2	14
Other Liabilities	2,575.2	2,312.3	11

Total Liabilities	49,001.5	43,356.9	13
Common Equity	3,732.0	3,373.8	11

Total Liabilities and Stockholders’ Equity	$52,733.5	$46,730.7	13%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2006 Quarters		2005 Quarters
	Second	First	Fourth	Third	Second
Net Income Summary
Trust, Investment and Other Servicing Fees	$452.8	$442.5	$403.5	$396.6	$402.1
Other Noninterest Income	140.5	109.9	101.6	105.1	105.5
Net Interest Income (Taxable Equivalent)	199.0	190.6	187.3	183.5	179.8

Total Revenue (Taxable Equivalent)	792.3	743.0	692.4	685.2	687.4
Provision for Credit Losses	3.0	4.0	—	2.5	—
Noninterest Expenses	492.0	473.3	456.7	441.6	441.6

Pretax Income (Taxable Equivalent)	297.3	265.7	235.7	241.1	245.8
Taxable Equivalent Adjustment	16.1	15.3	16.8	15.1	14.7
Provision for Income Taxes	113.3	87.4	71.3	78.3	81.1

Net Income	$167.9	$163.0	$147.6	$147.7	$150.0

Per Common Share
Net Income - Basic	$0.77	$0.75	$0.68	$0.68	$0.69
- Diluted	0.76	0.74	0.67	0.67	0.68
Dividend Declared	0.23	0.23	0.23	0.21	0.21
Book Value (EOP)	17.48	16.98	16.51	16.17	15.78
Market Value (EOP)	55.30	52.50	51.82	50.55	45.59

Ratios
Return on Average Common Equity	18.05%	18.22%	16.38%	16.83%	17.84%
Return on Average Assets	1.28	1.33	1.23	1.27	1.29
Net Interest Margin	1.73	1.79	1.80	1.81	1.74
Productivity Ratio	161%	157%	152%	155%	156%
Risk-based Capital Ratios
Tier 1	10.0%	10.2%	9.7%	9.7%	9.8%
Total (Tier 1 + Tier 2)	12.4	12.7	12.3	12.4	12.7
Leverage	6.8	7.0	7.1	7.2	6.9

Trust Assets Under Custody ($ in Billions) - EOP **
Corporate	$2,925.2	$2,889.8	$2,699.7	$2,627.7	$2,483.7
Personal	234.9	235.6	225.6	219.3	213.9

Total Trust Assets Under Custody	$3,160.1	$3,125.4	$2,925.3	$2,847.0	$2,697.6

Managed Assets	$640.1	$652.8	$617.9	$607.4	$589.8

Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$30.1	$31.1	$31.0	$34.1	$30.1
Other Real Estate Owned (OREO)	2.7	0.1	0.1	0.0	0.0

Total Nonperforming Assets	$32.8	$31.2	$31.1	$34.1	$30.1

Nonperforming Assets / Loans & OREO	0.15%	0.16%	0.16%	0.18%	0.15%
Gross Charge-offs	$0.2	$0.4	$0.3	$5.8	$1.4
Less: Gross Recoveries	0.8	0.3	0.2	0.5	0.6

Net Charge-offs (Recoveries)	$(0.6)	$0.1	$0.1	$5.3	$0.8

Net Charge-offs (Annualized) to Average Loans	-0.01%	0.00%	0.00%	0.11%	0.02%
Reserve for Credit Losses Assigned to Loans	$133.5	$129.3	$125.4	$126.4	$129.9
Reserve to Nonaccrual Loans	444%	416%	405%	371%	432%
Reserve for Other Credit-Related Exposures	$10.0	$10.6	$10.6	$9.7	$9.0

**	Assets Under Custody do not include assets administered but not held under custody that were previously included within the category of Assets Under Administration.